EXHIBIT 24(2)(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-113831 of Multi-Strategy Hedge Opportunities LLC (the "Fund") on Form N-2 of our report dated September 1, 2004 appearing in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
September 27, 2004